CHINA INFORMATION TECHNOLOGY, INC.
ANNOUNCES FIRST QUARTER 2012 RESULTS

(Shenzhen, China – May 04, 2012) -- China Information Technology, Inc. (Nasdaq: CNIT), a leading provider of information technologies and display technologies based in China, today announced its financial results for the first quarter ended March 31, 2012.

First Quarter 2012 Financial Highlights

  Revenues decreased 39.6% YoY to $16.3 million
  Gross profit decreased 57.7% YoY to $5.8 million
  Operating loss of $3.2 million
  Net loss of $2.9 million
  Fully diluted net loss per share of $0.11
  Net cash used in operating activities was $0.7 million, vs. an operating net cash inflow of $1.9 million a year ago

Mr. Jiang Huai Lin, chairman and chief executive officer of the Company, commented, “As expected the first quarter was a weak season for the Company. Revenues and net income declined 39.6% and 134.8% year-over-year to $16.3 million and a net loss of $2.9 million, respectively. In addition to seasonality, the challenging market conditions remained a main contributor to the weakness of this quarter as the Chinese government’s implementation of tightening policies continued to have a dramatic impact on our government IT projects. In addition, in the Company’s efforts to improve its earnings quality and transition to a more healthy and sustainable product mix also led to relatively weak results: we have executed more stringent customer acceptance initiatives in the IT segment, while investing much time and capital in incubating our DT product offerings and customer base with the aim to ease our reliance on government clients and capture new market opportunities.

“As a result of the business restructuring of our DT segment for the purpose of enhancing our competitiveness and innovation, during the quarter we continued to write down our inventory in traditional DT products, and to focus on the high-end interactive touch-screen products, which are embedded with our proprietary innovative software that can serve a widening customer base from education, media, transportation, government and commercial uses. With a great deal of energy and resources invested thus far in developing new DT products featuring advanced, multi-functional interactive display technologies, combined with our efforts in actively educating the markets, we have received several premium industry awards which have contributed to our strong industry reputation and greater potential business opportunities in the future. Our transition strategy in the DT segment which started last year appears to have been in the right direction as we saw traditional mature display technologies face challenges in recent quarters while the potential of multi-functional and touch screen technologies become clearer. We have created a portfolio of new-generation DT product lines, including our CNIT IT-Pad, CNIT DS-Pad and CNIT Tea-Pad, which will target the different segments of the market for advanced DT products. We believe the market for interactive display technology in China is great, and we are on-track to become a front-runner in this new market.

“Our traditional core IT Segment decreased by 46.0% and accounted for 63.0% of total revenues in the first quarter as in the current government tightening environment we received fewer large-scale public security projects for our DPST business, which used to be the main contributor of our IT line and total revenues. However, we are pleased to see our GIS business continues to secure important contract opportunities under projects related to China’s “Smart Grid” and “Map World” national initiatives; while in our digital hospital segment, we successfully entered Hunan and Guangxi Provinces by building a productive sales network and winning a significant number of contracts with new hospital and health authority customers in these areas. We expect our GIS and HIS businesses to continue to grow in 2012 and become the main growth drivers for the Company’s IT segment over the long-run.

“Although we expect the tough environment will continue to have an impact on the Company throughout the year, we believe the slowdown of our business is temporary. When the difficult market conditions ease and our business restructure strategy is fully implemented, we expect to regain growth momentum. Our core competency, industry reputation and customer relationship in our core IT and DT segments remain strong, and we are highly confident in our abilities to sustain long-term growth and create shareholder value.”

First Quarter 2012 Results

Revenues

For 1Q 2012, revenues were $16.3 million, compared to $26.9 million in 1Q 2011, a decrease of $10.7 million, or 39.6% . The decrease was primarily due to the difficult fiscal environment faced by many local Chinese governments as a result of the Chinese government’s implementation of macroeconomic tightening policies, which led to a slowdown in projects for the government customers, which traditionally have been the Company’s core customer base; and, secondarily due to the continued challenging industry dynamics for traditional flat-screen TV products.

Product sales decreased by $2.0 million, or 24.6%, to $6.0 million in 1Q 2012, as compared to $8.0 million in 1Q 2011. Product sales constituted 37.1% of total revenues in 1Q 2012, as compared with 29.7% in 1Q 2011. The decrease in product sales primarily reflected: 1) the Company’s efforts to transition its DT segment from the increasingly competitive and low-margin flat-screen TV market into the multi-functional and interactive display technology markets, which caused total product unit sales to fall, and 2) lower pricing of traditional flat-screen TVs in the midst of increasing industry competition for LCD TV products.

Software sales decreased by $7.5 million, or 54.2%, to $6.4 million in 1Q 2012, from $13.9 million in 1Q 2011. Software sales constituted 39.1% of total revenues, which decreased from 51.5% in 1Q 2011. The decrease was mainly due to the Chinese government’s implementation of macroeconomic tightening policies and the curtailment of the massive government economic stimulus package, which led to a slowdown in software projects for government customers. In addition, the Company instituted more stringent customer acceptance policies, which limited new projects to those with solid credit credentials and long-term business prospects in light of the unfavorable government fiscal environment.

Sales of system integration services decreased by $1.3 million, or 27.3%, to $3.6 million in 1Q 2012, from $4.9 million in 1Q 2011. As a percentage of revenues, system integration sales increased from 18.3% in 1Q 2011 to 22.0% in 1Q 2012. The decrease was mainly the result of the relatively weak economic environment in the first quarter of 2012 and a lack of new large system integration solutions engagements in connection with large projects such as the Shenzhen Summer Universiade, which was held in August 2011.

Other revenues increased by $0.2 million, or 131.0%, from $0.1 million in 1Q 2011 to $0.3 million in 1Q 2012. The increase was mainly due to increase in maintenance services during the current period.

Cost of revenues and gross profit

Cost of revenues decreased by $2.8 million, or 21.0%, to $10.5 million in 1Q 2012, as compared with $13.3 million in 1Q 2011. As a percentage of revenues, cost of revenues increased to 64.5% in 1Q 2012, from 49.3% in 1Q 2011. As a result, gross margin was 35.5% in 1Q 2012, a decrease of 1,516 basis points from 50.7% in 1Q 2011.

The decrease in gross profit margin resulted from several factors, including revenues shifting from the IT segment to the DT segment, lower software revenues, lower system integration gross margins, and lower prices of LCD TV products while the cost of manufacturing rose in 1Q 2012.

Administrative expenses

Administrative expenses increased by $3.1 million, or 125.6%, to $5.6 million in 1Q 2012, from $2.5 million in 1Q 2011. Notable changes that resulted in increased administrative expenses consisted of an increase of inventory write-downs of $1.8 million and an increase of provision of accounts receivables of $1.4 million.

Research and development expenses

Research and development expenses increased by $0.7 million, or 102.0%, to $1.5 million in 1Q 2012, from $0.7 million in 1Q 2011. As a percentage of revenues, research and development expenses accounted for approximately 9.1% of total revenues in 1Q 2012, compared with 2.7% in 1Q 2011. Such increase was primarily due to the Company’s efforts to improve the profitability of existing products as well as development of new products.

Selling expenses

Selling expenses increased by $0.4 million, or 23.9%, to $1.9 million in 1Q 2012, from $1.5 million in 1Q 2011. This increase was due to the Company’s increasingly nationwide market expansion, which requires increased travel and telecommunication expenses as well as increased total compensation to sales and marketing staff.

Income from Operations

Income from operations was a loss of $3.2 million, a decrease of $12.1 million, or 136%, from $8.9 million in 1Q 2011.

Net income attributable to the Company

As a result of the cumulative effect of the foregoing factors, net loss was $2.9 million in 1Q 2012, as compared to net income of $8.2 million in 1Q 2011.

Cash and Cash Equivalents

As of March 31, 2012, the Company had $7.6 million in cash and cash equivalents, and $11.0 million in restricted cash. For 1Q 2012, net cash used in operating activities was $0.7 million, as compared to an operating net cash inflow of $1.9 million in 1Q 2011.

Financial Outlook

For fiscal year 2012, the Company reiterates its guidance with projected revenues in the range of $110 million to $120 million and net income in the range of $3 million to $5 million.

Conference Call

China Information Technology will host a conference call and live webcast at to discuss these results on Friday, May 4, 2012, at 8:00am Eastern Daylight Time (EDT) (8:00pm in Beijing and Hong Kong).

The dial-in details for the live conference call are as follows:

- U.S. Toll Free Number:	+1 866 519 4004
- International Dial-in Number:	+65 6723 9381
- China Toll Free Number:	800 819 0121
- China Toll Free Mobile Number:	400 620 8038
- Hong Kong Toll Free Number:	800 930 346
Conference ID: 77981539

A live and archived webcast of the call will be available on the Investor Relations section of China Information Technology’s website at http://www.chinacnit.com.

A telephone replay of the call will be available beginning two hours after the conclusion of the conference call through 11:59 pm Eastern Daylight Time, May 11, 2012.

The dial-in details for the replay are as follows:

- U.S. Toll Free Number	+1 866 214 5335
- International Dial-in Number	+61 2 8235 5000
Conference ID: 77981539

About China Information Technology, Inc.

China Information Technology, Inc., through its subsidiaries and other consolidated entities, specializes in geographic information systems (GIS), digital public security technology (DPST), and hospital information systems (HIS), as well as high-end digital display products and solutions in China. Headquartered in Shenzhen, China, the Company's integrated solutions include specialized software, hardware, systems integration, and related services to help its customers improve efficiency in information management. To learn more about the Company, please visit its corporate website at http://www.chinacnit.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Information Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the financial outlook of the Company; the ability of the Company to secure future opportunities in the market by leveraging its R&D capabilities and reputation; the ability of the Company to develop new products and new markets successfully; the general ability of the Company to achieve its commercial objectives, including the Company’s plan to sustain growth while creating shareholder value; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements, often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For further information, please contact:

China Information Technology, Inc.
Iris Yan
Tel: +86 755 8370 4767
Email: IR@chinacnit.com
http://www.chinacnit.com

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2012 AND DECEMBER 31, 2011
Expressed in U.S. dollars (Except for share amounts)

	March 31	December 31
	2012	2011
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,600,800	$14,019,634
Restricted cash	11,043,299	12,538,049
Accounts receivable:
Billed, net of allowance for doubtful accounts of $10,296,000 and $9,373,000, respectively	22,791,406	31,117,415
Unbilled	82,247,636	72,225,044
Bills receivable	334,541	247,338
Advances to suppliers	6,593,778	5,020,747
Amounts due from related parties	239,569	22,823
Inventories, net of provision of $5,387,000 and $5,224,000, respectively	25,042,389	22,317,260
Other receivables and prepaid expenses	8,341,022	9,603,954
Deferred tax assets	2,740,487	2,548,834
TOTAL CURRENT ASSETS	$166,974,927	169,661,098

Deposit for purchase of land use rights	27,739,710	27,564,586
Long-term investments	2,416,819	2,401,561
Property, plant and equipment, net	89,068,915	91,161,093
Land use rights, net	1,957,709	1,956,616
Intangible assets, net	14,497,630	14,380,459
Goodwill	54,346,040	53,983,687
Deferred tax assets	669,208	683,042
TOTAL ASSETS	$357,670,958	$361,792,142

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term bank loans	$35,001,363	$40,983,457
Accounts payable	20,690,465	19,013,509
Bills payable	24,806,687	27,399,393
Advances from customers	5,207,919	6,403,966

Amounts due to related parties	621,835	593,617
Accrued payroll and benefits	2,574,306	3,060,384
Other payables and accrued expenses	12,728,599	6,784,353
Income tax payable	3,559,753	3,525,949
TOTAL CURRENT LIABILITIES	$105,190,927	107,764,628

Long-term bank loans	100,722	109,524
Amounts due to related parties, long-term portion	12,704	12,624
Deferred tax liabilities	1,336,669	1,365,680
TOTAL LIABILITIES	$106,641,022	109,252,456

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, par $0.01; authorized capital 100,000,000 shares; Shares issued and outstanding 2012: 27,007,608 shares, 2011: 27,230,835 shares	286,326	286,326
Treasury stock, 2012: 584,231 shares, 2011: 360,627 shares at cost	(1,011,091)	(695,514)
Additional paid-in capital	101,261,307	101,261,307
Reserve	14,488,533	14,488,533
Retained earnings	92,618,690	95,600,619
Accumulated other comprehensive income	21,446,108	19,925,259
Total equity of the Company	229,089,873	230,866,530
Non-controlling interest	21,940,063	21,673,156
TOTAL EQUITY	$251,029,936	252,539,686

TOTAL LIABILITIES AND EQUITY	$357,670,958	$361,792,142

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2012 AND 2011
Expressed in U.S. dollars (Except for share amounts)
(Unaudited)

	2012	2011
Revenue – Products	$6,037,489	$8,006,993
Revenue – Software	6,366,430	13,891,525
Revenue - System integration	3,576,377	4,920,500
Revenue – Others	299,693	129,730
TOTAL REVENUES	16,279,989	26,948,748

Cost - Products sold	4,719,407	5,810,023
Cost - Software sold	2,897,949	4,249,606
Cost - System integration	2,641,726	3,143,157
Cost – Others	239,225	91,122
TOTAL COST	10,498,307	13,293,908

GROSS PROFIT	5,781,682	13,654,840

Administrative expenses	(5,648,632)	(2,504,307)
Research and development expenses	(1,481,027)	(733,330)
Selling expenses	(1,860,628)	(1,502,150)
(LOSS) INCOME FROM OPERATIONS	(3,208,605)	8,915,053

Subsidy income	393,780	30,440
Other income, net	467,653	833,780
Interest income	76,676	95,006
Interest expense	(828,186)	(699,706)
(LOSS) INCOME BEFORE INCOME TAXES	(3,098,682)	9,174,573

Income tax benefit (expense)	27,001	(1,080,518)
NET INCOME	(3,071,681)	8,094,055

Less: Net loss attributable to the non-controlling interest	211,883	128,278

NET (LOSS) INCOME ATTRIBUTABLE TO THE COMPANY	$(2,859,798)	$8,222,333

Weighted average number of shares

Basic	27,048,521	26,265,405

Diluted	27,048,521	26,265,405

Earnings (loss) per share - Basic and Diluted
Basic - Net (loss) income attributable to the Company's common stockholders	$(0.11)	$0.31
Diluted - Net (loss) income attributable to the Company's common stockholders	$(0.11)	$0.31

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011
Expressed in U.S. dollars (Except for share amounts)
(Unaudited)

	2012	2011
Net (loss) income	$(3,071,681)	$8,094,055
Other comprehensive income:
Foreign currency translation gain	1,594,075	1,572,519
Comprehensive (loss) income	(1,477,606)	9,666,574
Comprehensive loss attributable to the non-controlling interest	138,657	77,818
Comprehensive (loss) income attributable to the Company	$(1,338,949)	$9,744,392

CHINA INFORMATION TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2012 AND 2011
Expressed in U.S. dollars
(Unaudited)

	2012	2011
OPERATING ACTIVITIES
Net (loss) income	$(3,071,681)	8,094,055
Adjustments to reconcile net income to net cash provided by operating activities:
Provision (recovery) for losses on accounts receivable and other current assets	781,955	(866,161)
Depreciation	2,989,548	2,471,967
Amortization of intangible assets and land use rights	458,487	456,221
(Gain) loss on disposal of property, plant and equipment, net	(7,289)	11,074
Provision for obsolete inventories	1,057,033	266,658
Change in fair value of contingent consideration	-	(1,178,375)
Change in deferred income tax	(195,466)	(113,687)
Impairment of long-term investments	-	548,845
Imputed interests in relation to shareholder's loan	-	62,500
Changes in operating assets and liabilities, net of effects of business acquisitions
Decrease in restricted cash	346,883	1,133,647
(Increase) decrease in accounts receivable	(1,908,668)	139,635
(Increase) in advances to suppliers	(1,440,889)	(3,801,954)
Decrease (increase) in other receivables and prepaid expenses	1,224,617	(1,444,804)
Increase in inventories	(3,687,425)	(8,377,510)
(Decrease) increase in accounts payable and bills payable	(1,213,669)	4,853,698
(Decrease) increase in advances from customers	(1,239,856)	107,117
(Decrease) increase in amounts due to/from related parties	(210,224)	1,426,360
Increase (decrease) in accrued expenses and other liabilities	5,416,757	(1,751,438)
(Increase) decrease in income tax payable	11,979	(137,684)
Net cash ( used in) provided by operating activities	(687,908)	1,900,164

INVESTING ACTIVITIES
Proceeds from sales of property and equipment	8,662	-
Purchases of property, plant and equipment	(313,820)	(334,364)
Capitalized and purchased software development costs	(472,993)	(441,182)
Dividends received	79,368	-
Deposit for land-use-rights	-	(2,237,340)

Net cash used in investing activities	(698,783)	(3,012,886)

FINANCING ACTIVITIES
Borrowings under short-term loans	15,994,996	27,350,005
Capital injection to Zhongtian by minority shareholders	283,433	-
Repayment of short-term loans	(22,237,204)	(27,411,314)
Repayment of long-term loans	(8,894)	(570,750)
Purchase of treasury stock	(315,577)	-
Decrease (increase) in restricted cash in relation to bank borrowings	1,231,501	(827,683)
Net cash used in financing activities	(5,051,745)	(1,459,742)

Effect of exchange rate changes on cash and cash equivalents	19,602	86,446

NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,418,834)	(2,486,018)
CASH AND CASH EQUIVALENTS, BEGINNING	14,019,634	18,166,857
CASH AND CASH EQUIVALENTS, ENDING	$7,600,800	15,680,839
Supplemental disclosure of cash flow information:
Cash paid during the period
Income taxes	$209,740	1,342,979
Interest paid	$807,734	658,460